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                                                                           10.13

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Rebecca S. Maskey                                       September 15, 1999


Dear Becky,

     It is with pleasure that I extend this offer of employment to you on behalf of Click Interactive, Inc. ("Click"). I am confident that with your skills, hard work and dedication we can significantly grow the Click business to be the nation's leading Business-to-Business E-Commerce Company.

     This letter sets forth Click's offer of employment to you on the following terms:

     1.   Position: Senior Vice President, Chief Financial Officer

     2.   Reporting Manager: Bob Markese

     3. Compensation: $170,000 annual rate, currently being paid equally over 26 payment periods.

     4. Bonus: You will be eligible to earn a bonus of an additional 25% of your annual income based upon your performance to objectives and goals that will be set within your first thirty (30) days of employment.

     5. Severance: In the event you are terminated without cause during the first twelve (12) months of your employment, you will be entitled to a one-time severance payout in the amount of $42,500. If you are terminated without cause subsequent to your 12-month anniversary, you will be entitled to a one-time severance payout equal to twelve (12) months of your then current base salary.

     6. Stock Options: Subject to approval by the Board of Directors and your execution of a Stock Option Agreement, you will be granted options to purchase an aggregate of 180,000 shares of common stock at an exercise price to be set by the Board of Directors. The options will vest on a pro-rata basis over a four (4) year term and will provide for accelerated vesting upon a "Change of Control" as defined in the Company's Stock Option Plan.

     7.   Employment Start Date: September 27, 1999

     8. Benefits Summary: You will become eligible for the benefits set forth below after successful completion of a thirty (30) day probationary period:

          -   Medical & Dental Insurance - see policy for plan details
          -   $50,000 of life insurance
          -   Three (3) weeks vacation prorated to your start date
          -   401K (after 6 months of employment) - see policy for plan details

     9. Contingencies: This offer is contingent upon your signing of an Employee Confidentiality Agreement. Click reserves the right to withdraw this employment offer if not accepted by you within thirty
          (30) calendar days of commencement of your consulting engagement or if Click


Click Interactive - 919 North Michigan Avenue - Chicago, IL 60611
312.482.9006 phone . 312.482.8557 fax . www.clickinteractive.com

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          cannot verify any representations made by you (education, experience, prior employment).

     10. Employment at Will: This offer of employment does not constitute an employment agreement, but sets forth the general terms upon which you will be offered employment by Click. Your employment will be "at-will" and both Click and you retain the right to terminate the employment relationship at any time without cause.

     11. No Restrictions: By executing this offer, you warrant that you are not under any other employment obligations and are not contractually prohibited or precluded from accepting an employment offer from Click.

          I want to welcome you to Click and tell you how excited I am for the growth possibilities that we have at Click. If the above terms are satisfactory, please sign on the acceptance line and fax it back to my office. If you have any questions regarding this offer please contact me at (312) 482-9006.

          The undersigned agrees that no representations, warranties, conditions or agreements, oral or written, express or implied, have been made except as expressly provided herein. This offer contains the entire terms and conditions of employment by Click and supersedes and cancels any and all prior or contemporaneous oral or written understandings, negotiations and agreements.

                                                Sincerely,
Acceptance:

/s/ Rebecca S. Maskey  9/15/99                  /s/ Bob Markese
- ------------------------------                  ---------------
Employee                Date                     Bob Markese
                                                 Executive Vice President

Click Interactive - 919 North Michigan Avenue - Chicago, IL 60611
312.482.9006 phone . 312.482.8557 fax . www.clickinteractive.com

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